Sensata Technologies Announces CEO Transition, Governance Enhancements

Jeff Cote to Retire as CEO and President; Martha Sullivan Appointed Interim President and CEO

Phillip Eyler Appointed to Board of Directors

Board Forms CEO Search Committee to Identify Permanent CEO

Enters into Cooperation and Information Sharing Agreements with Elliott

SWINDON, United Kingdom, April 29, 2024 -- Sensata Technologies Holding plc (NYSE: ST) today announced that Jeff Cote, Chief Executive Officer and President of Sensata Technologies, has informed the Board of Directors of his intention to retire as CEO and President and step down as a member of the Sensata Board, effective April 30, 2024. The Board of Directors has appointed Martha Sullivan as Interim President and CEO and has established a CEO Search Committee to identify a new permanent CEO.

CEO Transition

Regarding Jeff Cote’s decision to retire, Sensata Chairman Andrew C. Teich said, “Sensata is a strong, profitable business that is well-positioned for a bright future in an increasingly electrified world. The Board is grateful for Jeff’s dedication and leadership in positioning the Company to benefit from these opportunities, and we wish him the best in his retirement.”

“I am proud of the progress we have made in helping our customers solve their most challenging engineering and operational issues,” said Cote. “I want to thank our customers, employees, and our shareholders. It was an honor to work alongside Team Sensata as we strove every day to create capabilities that helped transform our end-markets, and position Sensata as a trusted partner.”

Regarding Martha Sullivan’s appointment as Interim President and CEO, Teich added, “Martha’s previous experience as Sensata’s CEO and service as a Board member makes her ideally qualified to assume the Interim CEO role. We are confident that under her leadership, Sensata’s talented team will continue to deliver for our customers and our shareholders as we work to identify and hire our next CEO.”

“It is a privilege to lead Sensata and work alongside our incredibly talented team once again,” said Sullivan. “I am committed to a smooth transition and nurturing the momentum underway as we continue to deliver trusted sensor-rich solutions to our customers.”

The CEO Search Committee is initially comprised of current Sensata Board directors, Andrew Teich, Martha Sullivan, and John Mirshekari. The Committee will undertake the search with the assistance of a leading executive search firm.

New Independent Director Appointment

In addition, following a constructive dialogue with Elliott Investment Management L.P. (together with its affiliates, “Elliott”), Sensata has appointed Phillip Eyler to the Company’s Board. Mr. Eyler will serve on the CEO Search Committee and the Nominating and Governance Committee when he joins the Board on July 1, 2024. With the appointment of Eyler, Sensata’s Board will consist of eleven directors, ten of whom are independent.

Regarding Phillip Eyler’s appointment to the Board, Teich continued, “We are pleased to welcome Phil to the Board. He brings valuable insights and expertise, as a successful sitting CEO in an adjacent technology space with a proven track record of technology innovation and value creation. The Board looks forward to benefitting from his perspectives as we work to drive further shareholder value creation.”

Elliott Partner Marc Steinberg and Portfolio Manager Austin Camporin added, “As Sensata’s largest investor, we believe the Company is on the path to substantial shareholder value creation. We thank Jeff for his leadership, and we are highly confident in Martha’s ability to guide Sensata through this transition. In addition, we believe Phil Eyler will bring fresh and relevant perspectives to the Board. Sensata’s strategic sensor portfolio positions it to benefit from ongoing secular tailwinds, and we believe that as Sensata executes on its plans to improve performance, shareholders will benefit from this multi-year value creation opportunity.”

The Company has entered into a Cooperation Agreement with Elliott, as well as an Information Sharing Agreement to facilitate an ongoing dialogue between Elliott and the Board as both seek to drive sustainable value creation for all Sensata shareholders. The Cooperation Agreement contains customary standstill, voting, and other provisions. A copy of the Cooperation Agreement will be filed with the U.S. Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024.

About Martha Sullivan

Martha Sullivan has served as a director on Sensata’s Board since February 2013. Ms. Sullivan previously served as Sensata’s Chief Executive Officer and President from 2013 to 2020. Prior to being named CEO, Sullivan held various senior management positions at Sensata and its predecessor company, including Chief Operating Officer and President.

Sullivan currently serves on the Board of Directors at Avery Dennison Corporation. She is active in initiatives and organizations that focus on STEM education for young women and is currently co-chair of the Board of Trustees of Our Sisters’ School (OSS), an independent, tuition-free school for economically disadvantaged middle school girls in New Bedford, Massachusetts.

Sullivan has served as a member of the President’s Advancement Council and President’s Alumni Council at Michigan Technological University. She was inducted into the Academy of Mechanical Engineering at Michigan Tech and holds an Honorary Doctorate in Philosophy from that institution.

About Phillip Eyler

Phillip Eyler brings more than 30 years of engineering, operations, and business expertise, primarily in the automotive industry to Sensata’s Board of Directors. Since 2017, he has served as President and Chief Executive Officer of Gentherm, Inc., the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management systems.
Prior to joining Gentherm, Eyler had an extensive career with Harman International Industries, Inc., the market leader in connected car solutions which was ultimately acquired by Samsung Electronics in 2017. At Harman, Eyler served in a variety of roles of increasing responsibility and scope during his 20-year tenure with the company, culminating in his appointment as President of the Connected Car division, where he oversaw a $3B portfolio of assets and led more than 8,000 employees. He began his career at Siemens Corporation. He holds a bachelor’s degree in mechanical engineering from Purdue University and a Master of Business Administration degree from the Fuqua School of Business, Duke University.

First Quarter 2024 Earnings Results

In a separate press release issued today, Sensata reported its first quarter 2024 financial results and outlook for the second quarter of 2024. The Company will conduct a conference call today at 4:30 p.m. Eastern Time to discuss its financial results.

About Sensata Technologies

Sensata Technologies is a global industrial technology company striving to create a cleaner, more efficient, electrified and connected world. Through its broad portfolio of sensors, electrical protection components and sensor-rich solutions which create valuable business insights, Sensata helps its customers address increasingly complex engineering and operating performance requirements. With more than 21,000 employees and global operations in 16 countries, Sensata serves customers in the automotive, heavy vehicle & off-road, industrial, and aerospace markets. Learn more at www.sensata.com and follow Sensata on LinkedIn, Facebook, X and Instagram.

Safe Harbor Statement
This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as "may," "will," "could," "should," "expect," "anticipate," "believe," "estimate," "predict," "project," "forecast," "continue," "intend," "plan," "potential," "opportunity," "guidance," and similar terms or phrases. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business and market outlook, megatrends, priorities, growth, shareholder value, capital expenditures, cash flows, demand for products and services, share repurchases, and Sensata’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. These statements are subject to risks, uncertainties, and other important factors relating to our operations and business environment, and we can give no assurances that these forward-looking statements will prove to be correct.
A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements, including, but not limited to, risks related to public health crises, instability and changes in the global markets, supplier interruption or non-performance, the acquisition or disposition of businesses, adverse conditions or competition in the industries upon which we are dependent, intellectual property, product liability, warranty, and recall claims, market acceptance of new product introductions and product innovations, labor disruptions or increased labor costs, and changes in existing environmental or safety laws, regulations, and programs.
Investors and others should carefully consider the foregoing factors and other uncertainties, risks, and potential events including, but not limited to, those described in Item 1A: Risk Factors in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A: Risk Factors in our quarterly reports on Form 10-Q or other subsequent filings with the United States Securities and Exchange Commission. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

Investor & Media Contact:
Alexia Taxiarchos
Head of Media Relations
+1 (508) 236-1761
investors@sensata.com

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